UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2022, G1 Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Raymond James & Associates, Inc., as representatives of the several underwriters (the “Underwriters”) named in Schedule A of the Underwriting Agreement, related to a public offering of 7,700,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $6.50 per share less the underwriting discounts and commissions (the “Offering”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,155,000 shares of Common Stock at the same price. The Offering is expected to close on November 22, 2022, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $46.75 million after deducting underwriting discounts and commissions and estimated expenses associated with the Offering, assuming no exercise by the Underwriters of their option to purchase additional shares of Common Stock.

The Offering is being made pursuant to a prospectus supplement dated November 17, 2022 and an accompanying prospectus dated February 23, 2022, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-257640), filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2021, as subsequently amended by Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed on February 23, 2022, and as further amended Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, filed on February 23, 2022 and declared effective by the SEC on May 3, 2022.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 8.01.	OTHER EVENTS

On November 17, 2022, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are being filed herewith:

Exhibit No.	Exhibit

1.1*	Underwriting Agreement dated November 17, 2022 by and among G1 Therapeutics, Inc. and Cowen and Company, LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

99.1	Press release of G1 Therapeutics, Inc. dated November 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G1 Therapeutics, Inc.

Date: November 18, 2022	/s/ James Stillman Hanson
James Stillman Hanson
Secretary and General Counsel